Exhibit 23.1


                                              PATRUSKY, MINTZ & SEMEL
                                           Certified Public Accountants
                                                22 Cortlandt Street
                                             New York, New York 10007
                                                  (212) 732-2600
                                                   TELEX 6971510
                                                FAX (212) 374-1967





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (No. 33-70754) on Form S-8 of our report dated March 21, 1997 of Uniflex, Inc. and Subsidiaries for the years ended January 31, 1997 and 1996 and to the reference to our firm under the caption "Experts" in the Prospectus.


                                         /s/ PATRUSKY, MINTZ & SEMEL
                                         ---------------------------
                                         Patrusky, Mintz & Semel


New York, New York
April 17, 1997